EXHIBIT 1



            METROMEDIA FIBER NETWORK PROVIDES GUIDANCE FOR YEAR 2001;

                       COMPANY FORESEES STRONG GROWTH YEAR

NEW YORK, JAN. 8, 2001--Metromedia Fiber Network, Inc. (MFN) (Nasdaq: MFNX), the leader in deployment of optical IP Internet infrastructure within key metropolitan areas domestically and internationally, foresees strong revenue and normalized EBITDA (earnings before revenue, interest, taxes, depreciation and amortization, and stock compensation charges) growth for 2001.

MFN expects its growth to continue as a result of current long-term customer contracts, new business and the accelerating strong demand for fiber-optic infrastructure among communication carriers, businesses and government organizations.

* MFN reaffirms its Q4 2000 revenues guidance of $57.5 million - bringing its year 2000 annual revenues to $184.6 million.

*        MFN's growth estimates for 2001 include:

         -        revenues of approximately $475 million
         - normalized EBITDA loss to range from $155 million to $145 million. (These figures assume the closing of the SiteSmith acquisition in January 2001.)

The company has obtained a commitment for a fully underwritten credit facility for $350 million from Citicorp USA, Inc., which it expects will fully fund its current business plan of building 3.6 million fiber miles and approximately 1million square feet of data center space by the end of 2004. In addition, the company intends to file a shelf registration to enable it to quickly access the capital markets for up to $1.5 billion when, and if, new opportunities arise.

"We're excited about our prospects for strong growth in 2001," said Nick Tanzi, president and chief operating officer of Metromedia Fiber Network. "Our business model is unique and fundamentally changes the way businesses utilize the Internet. MFN is bringing together virtually unlimited bandwidth within cities worldwide, a global IP backbone and Internet infrastructure management that can enable our customers to deploy the most advanced optical and Internet applications quickly."

"The massive global optical infrastructure that we are building positions us perfectly to meet the bandwidth demands of our customers," added Stephen Garofalo, chairman and chief executive officer of Metromedia Fiber Network. "Demand for our fiber infrastructure remains robust and we continue to remain focused on growing our customer base, market share and revenues."

ABOUT METROMEDIA FIBER NETWORK, INC.

Metromedia Fiber Network, Inc., the leading provider of end-to-end optical network solutions, is revolutionizing the fiber-optic industry. By offering virtually unlimited, unmetered bandwidth at a fixed cost, Metromedia Fiber Network is eliminating the bandwidth barrier and redefining the way broadband capacity is sold. Metromedia Fiber Network is extending metropolitan fiber-optic infrastructure to the end-user in strategic top-tier markets, enabling its customers to implement the latest data, video, Internet and multimedia applications. In addition to its current expansion in 51 cities in North America, Metromedia Fiber Network is establishing an international presence with planned fiber-optic network builds in 16 cities throughout Europe. For more information about Metromedia Fiber Network, please visit the company's Web site at www.mmfn.com.

Together with its subsidiaries, AboveNet Communications, Inc., a leading provider of Internet connectivity and co-location solutions for high-bandwidth and business-critical applications, and PAIX.net, Inc., the leading neutral Internet exchange, Metromedia Fiber Network is unleashing the full potential of the Internet. The combined company facilitates the explosive growth of e-commerce and advanced Internet applications by delivering secure, reliable and scaleable optical networks and IP services to Internet content and service providers, carriers and enterprise users worldwide. AboveNet is the architect of the Internet Service Exchange (ISX), a world-class network that provides co-location services and Internet connectivity for content providers, ISPs and application service providers. With its Tier 1 status and ISO 9002 certification, AboveNet is seeking to serve the global community of the Internet. For more information on AboveNet's service offering call 800/475- 2733 or visit the company's Web site at www.above.net.

AboveNet, Internet Service Exchange, ISX, and AboveNet One-Hop Network are trademarks of AboveNet Communications, Inc. All other company or brand names may be trademarks of the respective companies with which they are associated.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN TECHNOLOGY AND METHODS OF MARKETING, AND VARIOUS OTHER FACTORS BEYOND THE COMPANY'S CONTROL. THIS ALSO INCLUDES SUCH FACTORS AS ARE DESCRIBED FROM TIME TO TIME IN THE SEC REPORTS FILED BY METROMEDIA FIBER NETWORK INCLUDING THE MOST RECENTLY FILED FORMS S-3, 10-K AND 10-Q.

CONTACT:
Metromedia Fiber Network                               Gibbs & Soell Inc.
Kara Carbone                                           Gary Gatyas
914/683.6836                                           212.697.2600
kcarbone@mmfn.com                                      ggatyas@gibbs-soell.com

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